                                                                    EXHIBIT 10.2
[EXECUTION COPY]




                     AMENDED AND RESTATED CREDIT AGREEMENT,

                         dated as of December 19, 2001,

                  (amending and restating the Credit Agreement,
                           dated as of June 13, 2001)

                                      among

                          USP DOMESTIC HOLDINGS, INC.,
                               as the US Borrower,

                             USPE HOLDINGS LIMITED,
                               as the UK Borrower,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO,
                                 as the Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                  as the Administrative Agent for the Lenders,

                          LEHMAN COMMERCIAL PAPER INC.,
                    as the Syndication Agent for the Lenders,

                                       and

                                SOCIETE GENERALE,
                   as the Documentation Agent for the Lenders.

                           ---------------------------


                           CREDIT SUISSE FIRST BOSTON,
                      as Lead Arranger and Sole Bookrunner


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                             TABLE OF CONTENTS


SECTION                                                                                                        PAGE

                                    ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.1.  Defined Terms...............................................................................................2
1.2.  Use of Defined Terms.......................................................................................27
1.3.  Cross-References...........................................................................................28
1.4.  Accounting and Financial Determinations....................................................................28

              ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT
2.1.  Commitments................................................................................................28
       2.1.1.  Revolving Loan Commitment.........................................................................28
       2.1.2.  Letter of Credit Commitment.......................................................................29
       2.1.3.  Assignment and Reallocation of Existing Loans and Commitments.....................................29
2.2.  Reduction of the Commitment Amounts........................................................................30
       2.2.1.  Optional..........................................................................................30
       2.2.2.  Mandatory.........................................................................................30
2.3.  Borrowing Procedures.......................................................................................30
2.4.  Continuation and Conversion Elections......................................................................31
2.5.  Funding....................................................................................................31
2.6.  Issuance Procedures........................................................................................32
       2.6.1.  Other Lenders' Participation......................................................................32
       2.6.2.  Disbursements.....................................................................................32
       2.6.3.  Reimbursement.....................................................................................33
       2.6.4.  Deemed Disbursements..............................................................................33
       2.6.5.  Nature of Reimbursement Obligations...............................................................33
2.7.  Revolving Notes............................................................................................34
3.1.  Repayments and Prepayments; Application....................................................................35
       3.1.1.  Repayments and Prepayments........................................................................35
       3.1.2.  Application.......................................................................................37
3.2.  Interest Provisions........................................................................................37
       3.2.1.  Rates.............................................................................................37
       3.2.2.  Post-Maturity Rates...............................................................................38
       3.2.3.  Payment Dates.....................................................................................38
3.3.  Fees.......................................................................................................39
       3.3.1.  Commitment Fee....................................................................................39
       3.3.2.  Fee Letter Fees...................................................................................39
       3.3.3.  Letter of Credit Fee..............................................................................39

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                                  ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.  LIBO Rate Lending Unlawful.................................................................................39
4.2.  Deposits Unavailable.......................................................................................40
4.3.  Increased LIBO Rate Loan Costs, etc........................................................................40
4.4.  Funding Losses.............................................................................................40
4.5.  Increased Capital Costs....................................................................................41
4.6.  Taxes......................................................................................................41
4.7.  Payments, Computations, etc................................................................................44
4.8.  Sharing of Payments........................................................................................44
4.9.  Setoff.....................................................................................................45

                      ARTICLE V CONDITIONS TO EFFECTIVENESS AND TO FUTURE CREDIT EXTENSIONS
5.1.  Effectiveness..............................................................................................45
       5.1.1.  Resolutions, etc..................................................................................45
       5.1.2.  Delivery of Revolving Notes.......................................................................46
       5.1.3.  ..................................................................................................46
       5.1.4.  Opinions of Counsel...............................................................................46
       5.1.5.  ..................................................................................................46
       5.1.6.  Affirmation and Acknowledgment....................................................................46
       5.1.7.  Supplement to US Borrower Pledge and Security Agreement...........................................46
       5.1.8.  Supplement to US Subsidiary Guaranty..............................................................47
       5.1.9.  Supplement to US Subsidiary Pledge and Security Agreement.........................................47
       5.1.10.  Closing Fees, Expenses, etc......................................................................48
5.2.  Credit Extensions..........................................................................................48
       5.2.1.  Compliance with Warranties, No Default, etc.......................................................48
       5.2.2.  Credit Extension Request, etc.....................................................................48
       5.2.3.  Satisfactory Legal Form...........................................................................48
5.3.  Availability of Additional Loans and Borrowings by the UK Borrower.........................................48
       5.3.1.  UK Borrower Pledge and Security Agreement. .......................................................49
       5.3.2.  USP International Guaranty and Pledge Agreement...................................................49
       5.3.3.  Foreign Subsidiary Guaranty.......................................................................50
       5.3.4.  Foreign Subsidiary Pledge and Security Agreement..................................................50
       5.3.5.  Mortgages.........................................................................................51
       5.3.6.  Opinions of Counsel...............................................................................51

                                     ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.1.  Organization, etc..........................................................................................51
6.2.  Due Authorization, Non-Contravention, etc..................................................................52
6.3.  Government Approval, Regulation, etc.......................................................................52
6.4.  Validity, etc..............................................................................................52
6.5.  Financial Information......................................................................................52
6.6.  No Material Adverse Change.................................................................................53

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6.7.  Litigation, Labor Controversies, etc.......................................................................53
6.8.  Subsidiaries...............................................................................................53
6.9.  Ownership of Properties....................................................................................53
6.10.  Taxes.....................................................................................................53
6.11.  Pension and Welfare Plans.................................................................................53
6.12.  Environmental Warranties..................................................................................54
6.13.  Accuracy of Information...................................................................................55
6.14.  Regulations T, U and X....................................................................................55
6.15.  Absence of Any Undisclosed Liabilities....................................................................55
6.16.  Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc..........................55

                                               ARTICLE VII COVENANTS
7.1.  Affirmative Covenants......................................................................................56
       7.1.1.  Financial Information, Reports, Notices, etc......................................................56
       7.1.2.  Maintenance of Existence; Compliance with Laws, etc...............................................58
       7.1.3.  Maintenance of Properties.........................................................................58
       7.1.4.  Insurance.........................................................................................58
       7.1.5.  Books and Records.................................................................................59
       7.1.6.  Environmental Law Covenant........................................................................59
       7.1.7.  Use of Proceeds...................................................................................59
       7.1.8.  Future Guarantors, Security, etc..................................................................60
       7.1.9.  Rate Protection Agreements........................................................................60
       7.1.10.  Dispositions of Real Property....................................................................60
       7.1.11.  Restricted Entity Acknowledgments................................................................61
7.2.  Negative Covenants.........................................................................................61
       7.2.1.  Business Activities...............................................................................61
       7.2.2.  Indebtedness......................................................................................61
       7.2.3.  Liens.............................................................................................63
       7.2.4.  Financial Condition and Operations................................................................64
       7.2.5.  Investments.......................................................................................66
       7.2.6.  Restricted Payments...............................................................................67
       7.2.7.  Capital Expenditures..............................................................................68
       7.2.8.  No Prepayment of Subordinated Debt................................................................68
       7.2.9.  Issuance of Equity Interests......................................................................68
       7.2.10.  Consolidation, Merger, etc.......................................................................68
       7.2.11.  Permitted Dispositions...........................................................................69
       7.2.12.  Modification of Certain Agreements...............................................................69
       7.2.13.  Transactions with Affiliates.....................................................................70
       7.2.14.  Restrictive Agreements, etc......................................................................70
       7.2.15.  Sale and Leaseback...............................................................................70
       7.2.16.  Foreign Subsidiaries.............................................................................71
       7.2.17.  Amendment of Organic Documents...................................................................71
       7.2.18.  Fiscal Year......................................................................................71

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       7.2.19.  Limitations on Intercompany Loans and Transfers..................................................71

                                         ARTICLE VIII EVENTS OF DEFAULT
8.1.  Listing of Events of Default...............................................................................71
       8.1.1.  Non-Payment of Obligations........................................................................71
       8.1.2.  Breach of Warranty................................................................................71
       8.1.3.  Non-Performance of Certain Covenants and Obligations..............................................72
       8.1.4.  Non-Performance of Other Covenants and Obligations................................................72
       8.1.5.  Default on Other Indebtedness.....................................................................72
       8.1.6.  Judgments.........................................................................................72
       8.1.7.  Pension Plans.....................................................................................72
       8.1.8.  Change in Control.................................................................................73
       8.1.9.  Bankruptcy, Insolvency, etc.......................................................................73
       8.1.10.  Impairment of Security, etc......................................................................73
       8.1.11.  Failure of Subordination.........................................................................73
       8.1.12.  Parent Total Debt to Parent Total Capitalization Ratio...........................................74
8.2.  Action if Bankruptcy.......................................................................................74
8.3.  Action if Other Event of Default...........................................................................74
9.1.  Actions....................................................................................................74
9.2.  Funding Reliance, etc......................................................................................75
9.3.  Exculpation................................................................................................75
9.4.  Successor..................................................................................................76
9.5.  Credit Extensions by CSFB..................................................................................76
9.6.  Credit Decisions...........................................................................................76
9.7.  Copies, etc................................................................................................77
9.8.  Reliance by Administrative Agent...........................................................................77
9.9.  Defaults...................................................................................................77
9.10.  Syndication Agent and Documentation Agent.................................................................78

                                        ARTICLE X US BORROWER GUARANTY
10.1.  Guaranty..................................................................................................78
10.2.  Acceleration of Obligations Hereunder.....................................................................78
10.3.  Obligations Hereunder Absolute, etc.......................................................................79
10.4.  Reinstatement, etc........................................................................................80
10.5.  Waiver, etc...............................................................................................80
10.6.  Postponement of Subrogation...............................................................................80
10.7.  Successors, Transferees and Assigns; Transfers of Notes, etc..............................................81

                                     ARTICLE XI MISCELLANEOUS PROVISIONS
11.1.  Waivers, Amendments, etc..................................................................................81
11.2.  Notices; Time.............................................................................................82
11.3.  Payment of Costs and Expenses.............................................................................82
11.4.  Indemnification...........................................................................................83

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11.5.  Survival..................................................................................................84
11.6.  Severability..............................................................................................84
11.7.  Headings..................................................................................................84
11.8.  Execution in Counterparts, Effectiveness, etc.............................................................85
11.9.  Governing Law; Entire Agreement...........................................................................85
11.10.  Successors and Assigns...................................................................................85
11.11.  Other Transactions.......................................................................................87
11.12.  Forum Selection and Consent to Jurisdiction..............................................................87
11.13.  Waiver of Jury Trial.....................................................................................88
11.14.  Confidentiality..........................................................................................89


SCHEDULE I     -    Disclosure Schedule
SCHEDULE II    -    Notice Information; Percentages; LIBOR Office

EXHIBIT A      -    Form of Revolving Note
EXHIBIT B      -    Form of Borrowing Request
EXHIBIT C      -    Form of Issuance Request
EXHIBIT D      -    Form of Continuation/Conversion Notice
EXHIBIT E      -    Form of Compliance Certificate
EXHIBIT F      -    Form of Lender Assignment Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2001, is among USP DOMESTIC HOLDINGS, INC., a Delaware corporation (the "US BORROWER"), USPE HOLDINGS LIMITED, a company incorporated in England and Whales (the "UK BORROWER", and together with the US Borrower, collectively, the "BORROWERS" and each individually a "BORROWER"), the various financial institutions and other Persons from time to time parties hereto (the "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, LEHMAN COMMERCIAL PAPER INC. ("LEHMAN"), as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, and SOCIETE GENERALE ("SG"), as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders.


                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the US Borrower is a direct wholly-owned Subsidiary of United Surgical Partners Holdings, Inc., a Delaware corporation ("HOLDINGS"), the UK Borrower is a direct wholly-owned Subsidiary of USP International Holdings, Inc., a Delaware corporation ("USP INTERNATIONAL"), USP International is a direct wholly-owned subsidiary of Holdings and Holdings is a direct wholly-owned Subsidiary of United Surgical Partners International, Inc., a Delaware corporation ("PARENT");

         WHEREAS, pursuant to the Credit Agreement, dated as of June 13, 2001 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), among the US Borrower, the various financial institutions and other Persons parties thereto (the "EXISTING LENDERS"), CSFB, as administrative agent thereunder, Lehman, as syndication agent thereunder, and SG, as documentation agent thereunder, the Existing Lenders were committed to make extensions of credit to the US Borrower on the terms and conditions set forth therein and made loans (the "EXISTING LOANS") to the US Borrower;

         WHEREAS, in connection with the ongoing working capital and general corporate needs of the Borrowers and their Consolidated Entities, the Borrowers desire, among other things, to continue the Existing Loans as Loans under this Agreement and to obtain Commitments to make Credit Extensions set forth herein (to include availability for revolving loans and letters of credit); and

         WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms of this Agreement, and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the US Borrower under the Existing Credit Agreement shall be extended or advanced to the Borrowers upon the amended and restated terms and conditions contained in this Agreement, and (b) the Existing Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); PROVIDED, that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

         WHEREAS, all Obligations are and shall continue to be secured by, among other things, the Pledge Agreements and the other Loan Documents and shall be guaranteed pursuant to the Subsidiary Guaranty; and

         NOW, THEREFORE, the parties hereto hereby agree to amend and restated the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACQUIRED PERSON EBITDAM" means, with respect to any Person acquired in connection with a Permitted Acquisition, for the twelve month period prior to the date of the consummation of such Permitted Acquisition, the sum of (a) the net income of such Person, PLUS (b) to the extent deducted in determining such net income, the sum of amounts attributable to (i) amortization, (ii) income tax expense, (iii) interest expense, (iv) depreciation of assets and (v) management fees, in each case determined in a manner substantially similar to the determination of similar items in the definition of EBITDA herein.

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person appointed as the successor Administrative Agent pursuant to SECTION 9.4.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (a) to vote 10% or more of the Equity Interests (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "AFFIRMATION AND ACKNOWLEDGMENT" means the Affirmation and Acknowledgment executed and delivered by an Authorized Officer of each Obligor pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent.

         "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "AGREEMENT" means, on any date, the Existing Credit Agreement as amended and restated hereby and as further amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                  (a) the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus1/2of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate; PROVIDED that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "AMENDMENT FEE LETTER" means the confidential letter, dated December 18, 2001, between the Agent and the Borrowers.

         "AMENDMENT EFFECTIVE DATE" means December 19, 2001, the date this Agreement became effective pursuant to SECTIONS 5.1 and 11.8.

         "ANNUALIZED" means, (a) with respect to the end of the first Fiscal Quarter of the 2001 Fiscal Year, the applicable amount for such Fiscal Quarter multiplied by four, (b) with respect to

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the second Fiscal Quarter of the 2001 Fiscal Year, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (c) with respect to the third Fiscal Quarter of the 2001 Fiscal Year, the applicable amount for such Fiscal Quarter and the two immediately preceding Fiscal Quarters multiplied by one and one-third.

         "APPLICABLE MARGIN" means the applicable percentage set forth below corresponding to the relevant Total Debt to EBITDA Ratio:

                                  Applicable               Applicable
    Total Debt to                 Margin For               Margin For
     EBITDA RATIO              Base Rate Loans           LIBO Rate Loans
------------------------
      => 3.00:1                     2.25%                     3.25%

=> 2.25:1 and < 3.00:1              2.00%                     3.00%

=> 1.75:1 and < 2.25:1              1.75%                     2.75%

       < 1.75:1                     1.50%                     2.50%


Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Debt to EBITDA Ratio), the Applicable Margin for all Loans (a) from the Effective Date through (and including) the Amendment Effective Date shall be 2.00% for Base Rate Loans and 3.00% for LIBO Rate Loans, and (b) from the Amendment Effective Date through (and including) the date upon which the next Compliance Certificate is delivered to the Administrative Agent pursuant to clause (c) of Section 7.1.1 shall be based on the pro forma Total Debt to EBITDA Ratio on the Amendment Effective Date (giving effect to all transactions contemplated on the Amendment Effective Date). Thereafter, the Total Debt to EBITDA Ratio used to compute the Applicable Margin shall be the Total Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Total Debt to EBITDA Ratio shall become effective upon delivery by the Borrowers to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrowers shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrowers deliver to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

         "APPROVED FUND" means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuer pursuant to SECTION 5.1.1.

         "BASE RATE" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BORROWER" and "BORROWERS" are defined in the PREAMBLE.

         "BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.1.1.

         "BORROWING REQUEST" means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT B hereto.

         "BUSINESS DAY" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in CLAUSE (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate amount of
(a) all expenditures of the Borrowers and their Consolidated Entities for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) Capitalized Lease Liabilities incurred by the Borrowers and their Consolidated Entities during such period.

         "CAPITALIZED LEASE LIABILITIES" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each

Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "CASH COLLATERALIZE" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

         "CASH EQUIVALENT INVESTMENT" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii)  any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United
                  States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii)  any Lender; or

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in CLAUSE (c)(i) which

                           (i) is secured by a fully perfected security interest in any obligation of the type described in CLAUSE (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

         "CASUALTY EVENT" means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CHANGE IN CONTROL" means

                  (a) the failure of Parent at any time to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Equity Interests of Holdings, such Equity Interests to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

                  (b) the failure of Holdings at any time to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the outstanding Equity Interests of the US Borrower and the UK Borrower, such Equity Interests to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

                  (c) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than Welsh, Carson, Anderson & Stowe VII, L.P. or its Affiliates, shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than 40% of the Equity Interests of Parent on a fully diluted basis; or

                  (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office; or

                  (e) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Sub Debt Document.

         "CLOSING DATE" means June 13, 2001.

         "CODE" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, as the context may require, the Revolving Loan Commitment or the Letter of Credit Commitment.

         "COMMITMENT AMOUNT" means, as the context may require, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "COMMITMENT TERMINATION DATE" means the earliest of

                  (a)  December 19, 2004;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding CLAUSES (b) or (c), the Commitments shall terminate automatically and without any further action.

         "COMMITMENT TERMINATION EVENT" means

                  (a) the occurrence of any Event of Default with respect to the Borrowers described in CLAUSES (a) through (d) of SECTION 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the Loans to be due and payable pursuant to SECTION 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

         "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT F hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrowers' compliance with the financial covenants contained herein.

         "CONFIDENTIAL INFORMATION" means information relating to the Borrowers, any of their Subsidiaries or any other Obligor obtained by any Secured Party pursuant to or in connection with this Agreement, or otherwise from or on behalf of the Borrowers or any of their Subsidiaries or Affiliates (to the extent identified as Affiliates to the Administrative Agent and the Lenders) (including any such information obtained by either the Administrative Agent or any Lender in the course of any review of the books or records of the Borrowers or any Subsidiary thereof as contemplated herein), but excluding information (i) that was previously known to any Secured Party (other than through a previous lending or other business relationship with the Borrowers or any of their Subsidiaries), (ii) that is or subsequently becomes generally publicly known through no act or omission by any Secured Party or any Person acting therefor or (iii) that has been disclosed to any Secured Party from a third party without contravening the terms of this Agreement.

         "CONSOLIDATED ENTITIES" means each of the Borrowers' Subsidiaries (other than Global Healthcare and its Subsidiaries) and each of the operating partnerships, limited liability companies, joint ventures or similar entities in which either of the Borrowers have, directly or indirectly (other than through Global Healthcare), invested, in each case which are consolidated in the Borrowers' financial statements delivered pursuant to SECTION 7.1.1.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor in connection with such debtor's Indebtedness, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT D hereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "COPYRIGHT SECURITY AGREEMENT" means any copyright security agreement executed and delivered by any Obligor, substantially in the form of Exhibit C to any Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "CREDIT EXTENSION" means, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "CSFB" is defined in the PREAMBLE.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISBURSEMENT" is defined in SECTION 2.6.2.

         "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

         "DISPOSITION" (or similar words such as "DISPOSE") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrowers' or their Consolidated Entities' assets (including accounts receivable and Equity Interests of Subsidiaries, but excluding cash) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "EBITDA" means, for any applicable period, the sum of (a) Net Income, PLUS (b) to the extent deducted in determining Net Income, the sum of amounts attributable to (i) amortization, (ii) income tax expense, (iii) Interest Expense and (iv) depreciation of assets; PROVIDED that, for the first three Fiscal Quarters of the 2001 Fiscal Year, EBITDA shall be Annualized; PROVIDED FURTHER that EBITDA shall be adjusted to give PRO FORMA effect to Permitted Acquisitions made during such period (such adjustment to be satisfactory to the Administrative Agent) as if such Permitted Acquisitions had been made at the beginning of such period; and PROVIDED FURTHER that, for purposes of calculating the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, EBITDA shall include amounts attributable to Minority Interests to the extent deducted in determining Net Income.

         "EFFECTIVE DATE" means June 13, 2001, the date the Existing Credit Agreement originally became effective.

         "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund or (d) any other Person (other than a natural Person) approved (in the case of this CLAUSE

(d)) by the Agents, the Issuer (but then only in the case of any assignment of the Revolving Loan Commitment) and, unless (i) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (ii) an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed).

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXCESS CASH FLOW" means, for any Fiscal Year, (a) EBITDA for such Fiscal Year LESS (b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Borrowers and their Consolidated Entities, (ii) principal repayments, to the extent actually made, of Indebtedness by the Borrowers and their Consolidated Entities (including Loans pursuant to SECTION 3.1.1), (iii) all income Taxes actually paid in cash by the Borrowers and their Consolidated Entities, (iv) Capital Expenditures actually made by the Borrowers and their Consolidated Entities in such Fiscal Year, (v) extraordinary non-recurring, non-cash charges acceptable to the Administrative Agent and (vi) the increase, if any, in current assets over current liabilities of the Borrowers and their Consolidated Entities during such Fiscal Year, PLUS (c) the decrease, if any, of current assets over current liabilities of the Borrowers and their Consolidated Entities during such Fiscal Year.

         "EXEMPTION CERTIFICATE" is defined in CLAUSE (E) of SECTION 4.6.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" is defined in the SECOND RECITAL.

         "EXISTING LENDERS" is defined in the SECOND RECITAL.

         "EXISTING LOANS" is defined in the SECOND RECITAL.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the confidential letter, dated June 6, 2001, from the Agents to the US Borrower.

         "FILING STATEMENTS" means all UCC financing statements (Form UCC-1) or other similar financing statements and UCC termination statements (Form UCC-3) required pursuant to the Loan Documents.

         "FISCAL QUARTER" means a quarter ending on the last day of March, June, September or December.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "2001 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "FIXED CHARGE COVERAGE RATIO" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of (a) EBITDA (for all such Fiscal Quarters) minus Maintenance Capital Expenditures made during such Fiscal Quarters TO (b) the sum (for all such Fiscal Quarters) of (i) Interest Expense, (ii) scheduled principal repayments of Indebtedness made during such period, and (iii) all income Taxes actually paid in cash by the Borrowers and their Consolidated Entities; PROVIDED that, for the first three Fiscal Quarters of the 2001 Fiscal Year, the amounts set forth in CLAUSES (a) and (b) shall be Annualized.

         "FOREIGN PLEDGE SUPPLEMENTS" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the UK Borrower or any Foreign Subsidiary Guarantor pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of the UK Borrower or a Foreign Subsidiary Guarantor to further protect or perfect the Lien on and security interest in any Collateral.

         "FOREIGN SUBSIDIARY" means a Subsidiary that is not incorporated or organized under the laws of the United States or a state thereof.

         "FOREIGN SUBSIDIARY GUARANTOR" means a wholly-owned Foreign Subsidiary.

         "FOREIGN SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by each Foreign Subsidiary Guarantor pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "FOREIGN SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed and delivered by each Foreign Subsidiary Guarantor pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GLOBAL HEALTHCARE" means Global Healthcare Partners Ltd. (UK), a company incorporated in England and Whales.

         "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "HAZARDOUS MATERIAL" means (a) any "hazardous substance", as defined by CERCLA, (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "HOLDINGS" is defined in the FIRST RECITAL.

         "HOLDINGS NOTES" means the 10 % Senior Subordinated Notes due 2011 in the aggregate principal amount of $150,000,000 issued by Holdings and governed by the terms of the Holdings Notes Indenture.

         "HOLDINGS NOTES GUARANTIES" means the subordinated guaranties made by the Borrowers and their Subsidiaries with respect to the Holdings Notes pursuant to the Holdings Notes Indenture.

         "HOLDINGS NOTES INDENTURE" means the Indenture, dated as of December 19, 2001, entered into among Holdings, the guarantors from time to time parties thereto and U.S. Trust Company of Texas, N.A., as trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "HOLDINGS GUARANTY AND PLEDGE AGREEMENT" means the Guaranty and Pledge Agreement, dated as of June 13, 2001, executed and delivered by an Authorized Officer of Holdings pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "IMPERMISSIBLE QUALIFICATION" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of either Borrower (a) which is of a "going concern" or similar nature, (b) which relates to the limited scope of examination of matters relevant to such financial statement, or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Borrower to be in Default.

         "INCLUDING" and "INCLUDE" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INDEBTEDNESS" of any Person means:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of SECTION 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e)  net Hedging Obligations of such Person;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services after receipt or performance thereof (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding earn-outs or other contingent purchase price adjustments in connection with acquisitions to the extent not yet determined), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g)  obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

         "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of (a) EBITDA (for all such Fiscal Quarters) TO (b) the sum (for all such Fiscal Quarters) of Interest Expense.

         "INTEREST EXPENSE" means, for any applicable period, without duplication, the aggregate interest expense (both accrued and paid and net of any interest income paid during such period to the Borrowers and their Consolidated Entities) of the Borrowers and their Consolidated Entities for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

         "INTEREST PERIOD" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTIONS 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to SECTIONS 2.3 or 2.4; PROVIDED that

                  (a) such Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "INVESTMENT" means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (b) Contingent Liabilities in favor of any other Person, and (c) any Equity Interests held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP RULES" is defined in SECTION 10.9.

         "ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT C hereto.

         "ISSUER" means CSFB in its capacity as Issuer of the Letters of Credit. At the request of CSFB and with the Borrowers' consent (not to be unreasonably withheld), another Lender or an Affiliate of CSFB may issue one or more Letters of Credit hereunder.

         "LEHMAN" is defined in the PREAMBLE.

         "LENDER ASSIGNMENT AGREEMENT" means an assignment agreement, substantially in the form of EXHIBIT F hereto.

         "LENDERS" is defined in the PREAMBLE.

         "LENDER'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements ands expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrowers or any of their Consolidated Entities, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrowers' or any of their Consolidated Entities' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in SECTION 6.12;

                  (c) any violation or claim of violation by the Borrowers or any of their Consolidated Entities of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrowers or any of their Consolidated Entities, or in connection with any property owned or formerly owned by the Borrowers or any of their Consolidated Entities.

         "LETTER OF CREDIT" is defined in SECTION 2.1.2.

         "LETTER OF CREDIT COMMITMENT" means the Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.2.

         "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $2,500,000, as such amount may be permanently reduced from time to time pursuant to SECTION 2.2.

         "LETTER OF CREDIT OUTSTANDINGS" means, on any date, and with respect to each Borrower, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and
(b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

         LIBO Rate       =                LIBO RATE
                               --------------------------------
    (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR OFFICE" means the office of a Lender designated as its "LIBOR Office" on SCHEDULE II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "LOAN" is defined in CLAUSE (a) of SECTION 2.1.1.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Notes, the Letters of Credit, each Rate Protection Agreement, the Fee Letter, the Amendment Fee Letter, the US Subsidiary Guaranty, the Foreign Subsidiary Guaranty, each Pledge Agreement, each Mortgage, each other agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, but excluding the commitment letter, dated June 6, 2001, from the Agents to the US Borrower.

         "MAINTENANCE CAPITAL EXPENDITURES" means any Capital Expenditures made with respect to the maintenance of existing assets.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers or the Borrowers and their Consolidated Entities taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

         "MINORITY INTERESTS" means, with respect to Consolidated Entities, the Equity Interests held by Persons other than the US Borrower, the UK Borrower or Subsidiary Guarantors as reflected in the financial statements of the applicable Borrower in accordance with GAAP.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means a mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement, in form and substance satisfactory to the Administrative Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "NET CASUALTY PROCEEDS" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrowers or any of their Consolidated Entities in connection with such Casualty Event in excess of $500,000, individually or in the aggregate over the course of a Fiscal Year (net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by SECTION 7.2.3 on the property which is the subject of such Casualty Event.

         "NET DISPOSITION PROCEEDS" means, with respect to any Disposition pursuant to CLAUSE (d) of SECTION 7.2.11, the excess of (a) the gross cash proceeds received by the applicable Borrower or any of its Consolidated Entities from such Disposition and any cash payment received in respect of promissory notes or other non-cash consideration delivered to such Borrower or its Consolidated Entities in respect thereof, OVER (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by such Borrower to be payable in cash within the next 12 months in connection with such Disposition, (iii) payments made by such Borrower or any of its Consolidated Entities to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition and (iv) amounts attributable to Minority Interests; PROVIDED that if the amount of any estimated taxes pursuant to CLAUSE (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

         "NET EQUITY PROCEEDS" means, with respect to the sale or issuance after the Amendment Effective Date by either Borrower to any Person of any Equity Interests, warrants or options or the exercise of any such warrants or options, the excess of (a) the gross cash proceeds received by such Person from such sale, exercise or issuance, OVER (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the applicable Borrower in connection therewith.

         "NET INCOME" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of the Borrowers and their Consolidated Entities for such period.

         "NON-CONSOLIDATED ENTITIES" means each of the operating partnerships, limited liability companies, joint ventures or similar entities in which the Borrowers have, directly or indirectly, invested, other than the Consolidated Entities.

         "NON-EXCLUDED TAXES" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "NON-U.S. LENDER" means a Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in SECTION 8.1.9, whether or not allowed in such proceeding) on the Loans.

         "OBLIGOR" means, as the context may require, the Borrowers and each other Person (other than a Secured Party) obligated under any Loan Document.

         "OPERATING ENTITIES" means the operating partnerships, limited liability companies, joint ventures or similar entities in which either of the Borrowers have, directly or indirectly, invested and which actively engage in business (other than solely in investment and management activities).

         "ORGANIC DOCUMENT" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, regulations, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Equity Interests.

         "OTHER TAXES" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "PARENT" is defined in the FIRST RECITAL.

         "PARENT GUARANTY AND PLEDGE AGREEMENT" means the Guaranty and Pledge Agreement, dated as of June 13, 2001, executed and delivered by an Authorized Officer of Parent pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PARENT TOTAL CAPITALIZATION" means, at any time, the sum of (a) the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in Parent's stockholders' equity (excluding unrealized gains or losses recorded pursuant to FAS 115) as required to be reported in Parent's then most recent consolidated balance sheet, and (b) Parent Total Debt.

         "PARENT TOTAL DEBT" means, on any date, the outstanding principal amount of all Indebtedness of Parent and its Subsidiaries of the type referred to in CLAUSES (a), (b), (c) and (g), in each case of the definition of "Indebtedness" and any Contingent Liability in respect of any of the foregoing.

         "PARENT TOTAL DEBT TO PARENT TOTAL CAPITALIZATION RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Parent Total Debt outstanding on such day TO (b) Parent Total Capitalization on such day.

         "PARTICIPANT" is defined in CLAUSE (d) of SECTION 10.10.

         "PATENT SECURITY AGREEMENT" means any patent security agreement executed and delivered by any Obligor, substantially in the form of Exhibit A to any Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which either Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Loans set forth opposite its name on SCHEDULE II hereto under the Percentage column or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to SECTION 10.10. A Lender shall not have any Revolving Loan Commitment if its Percentage is zero.

         "PERMITTED ACQUISITION" means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by either Borrower or any Consolidated Entity from any Person of a business (or an increase of an existing Equity Interest therein) in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under SECTION 7.2.1); and

                  (b) such Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to SECTION 7.1.1) giving PRO FORMA effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in SECTION 7.2.4.

         "PERMITTED FOREIGN INVESTMENT" means an Investment by the US Borrower in Foreign Subsidiaries of Holdings located in Western Europe in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such Investment, no Default shall have occurred and be continuing or would result therefrom; and

                  (b) such Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such Investment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to SECTION 7.1.1) giving PRO FORMA effect to the consummation of such Investment and evidencing compliance with the covenants set forth in SECTION 7.2.4.

         "PERSON" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "PLEDGE AGREEMENT" means, as the context may require, the Parent Guaranty and Pledge Agreement, the Holdings Guaranty and Pledge Agreement, the USP International Guaranty and Pledge Agreement, the US Borrower Pledge and Security Agreement, the UK Borrower Pledge and Security Agreement, the US Subsidiary Pledge and Security Agreement or the Foreign Subsidiary Pledge and Security Agreement.

         "PLEDGED SUBSIDIARY" means a Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Equity Interests of such Subsidiary or (ii) any intercompany notes of such Subsidiary owing to either Borrower or another Subsidiary.

         "QUARTERLY PAYMENT DATE" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "RATE PROTECTION AGREEMENT" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the applicable Borrower or any of its Consolidated Entities under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "REGISTER" is defined in CLAUSE (b) of SECTION 2.7.

         "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

         "RELEASE" means a "RELEASE", as such term is defined in CERCLA.

         "REQUIRED LENDERS" means (a) at any time in which there are six or less non-affiliated Lenders, Lenders holding at least 67% of the Total Exposure Amount and Lenders constituting at least a majority in number of the Lenders at such time, and (b) at any time in which there are seven or more non-affiliated Lenders, Lenders holding at least 67% of the Total Exposure Amount.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as amended.

         "RESTRICTED ENTITIES" means those Consolidated Entities and Non-Consolidated Entities that, due to restrictions contained in their Organic Documents or in agreements to which they are a party, are unable to provide a guaranty of the Obligations or place a Lien on their assets and in which the Secured Parties are unable to obtain a pledge of their Equity Interests.

         "RESTRICTED PAYMENT" means the declaration or payment of any dividend (other than dividends payable solely in Equity Interests of either Borrower or any Consolidated Entity) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Equity Interests of either Borrower or any Consolidated Entity or any warrants or options to purchase any such Equity Interests, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of either Borrower or any Consolidated Entity or otherwise.

         "REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation (if any) to make Loans pursuant to SECTION 2.1.1.

         "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date prior to the Amendment Effective Date, $55,000,000 and on any date thereafter [$100,000,000], as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "REVOLVING NOTE" means a promissory note of either Borrower payable to any Lender, substantially in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "SEC" means the Securities and Exchange Commission.

         "SECURED PARTIES" means, collectively, the Lenders, the Issuer, the Administrative Agent, each counterparty to a Rate Protection

Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "SENIOR DEBT" means Total Debt LESS all Subordinated Debt.

         "SENIOR DEBT TO EBITDA RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Senior Debt outstanding on such day TO (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "SG" is defined in the PREAMBLE.

         "STATED AMOUNT" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "STATED EXPIRY DATE" is defined in SECTION 2.6.

         "STATED MATURITY DATE" means December 19, 2004.

         "SUB DEBT DOCUMENTS" means any loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 7.2.12.

         "SUBORDINATED DEBT" means the Subordinated Intercompany Notes, the Holdings Notes Guaranties and other unsecured Indebtedness of the Borrowers or their Consolidated Entities subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.

         "SUBORDINATED INTERCOMPANY NOTES" means, collectively, (i) the intercompany note, dated December 19, 2001, made by the US Borrower to Holdings in an amount not to exceed $85,000,000, and (ii) the intercompany note, dated December 19, 2001, made by the UK Borrower to Holdings in an amount not to exceed $37,500,000, in each case subordinated in right of payment to the Obligations pursuant to documentation containing terms satisfactory to the Administrative Agent.

         "SUBORDINATION PROVISIONS" is defined in SECTION 8.1.11.

         "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Interests of such other Person (irrespective of whether at the time

Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the applicable Borrower.

         "SUBSIDIARY GUARANTOR" means, as applicable, a US Subsidiary Guarantor or a Foreign Subsidiary Guarantor.

         "SYNDICATION AGENT" is defined in the PREAMBLE.

         "SYNTHETIC LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "TAXES" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "TERMINATION DATE" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

         "TOTAL DEBT" means, on any date, the outstanding principal amount of all Indebtedness of the Borrowers and their Consolidated Entities of the type referred to in CLAUSE (a) (which, in the case of the Loans, shall be deemed to equal the average daily amount of the Loans outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), CLAUSE (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the average daily amount of Letter of Credit Outstandings for the Fiscal Quarter ending on or immediately preceding the date of determination), CLAUSE (c) and CLAUSE (g), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrowers and their Consolidated Entities) and any Contingent Liability in respect of any of the foregoing.

         "TOTAL DEBT TO EBITDA RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt outstanding on such day TO (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "TOTAL EXPOSURE AMOUNT" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "TRADEMARK SECURITY AGREEMENT" means any trademark security agreement executed and delivered by any Obligor, substantially in the form of Exhibit B to any Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "UK BORROWER" is defined in the PREAMBLE.

         "UK BORROWER PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed and delivered by an Authorized Officer of the UK Borrower pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "US BORROWER" is defined in the PREAMBLE.

         "US BORROWER PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement, dated as of June 13, 2001, executed and delivered by an Authorized Officer of the US Borrower pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "USP INTERNATIONAL" is defined in the first recital.

         "USP INTERNATIONAL GUARANTY AND PLEDGE AGREEMENT" means the Guaranty and Pledge Agreement to be executed and delivered by an Authorized Officer of the USP International pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "US SUBSIDIARY" means a Subsidiary incorporated or organized under the laws of the United States or a state thereof.

         "US SUBSIDIARY GUARANTOR" means a wholly-owned US Subsidiary.

         "US SUBSIDIARY GUARANTY" means the Subsidiary Guaranty, dated as of June 13, 2001, executed and delivered by each US Subsidiary Guarantor pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "US SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement, dated as of June 13, 2001, executed and delivered by each US Subsidiary Guarantor pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "VOTING INTERESTS" means, with respect to any Person, Equity Interests of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WCAS DEBT" means the subordinated Indebtedness of the US Borrower owed to WCAS Capital Partners III, L.P. and evidenced by the WCAS Note.

         "WCAS NOTE" means the 10% subordinated note issued by the US Borrower to WCAS Capital Partners III, L.P. in an amount equal to $36,000,000 in satisfaction of certain intercompany indebtedness owed by the US Borrower to Parent.

         "WELFARE PLAN" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all of the outstanding Equity Interests of which (other than any director's qualifying shares) are owned directly or indirectly by a Borrower.

         SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under SECTION 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.12 of the Existing Credit Agreement. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrowers and their Consolidated Entities, in each case without duplication.


                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1.  REVOLVING LOAN COMMITMENT.

                  (a) From time to time on any Business Day occurring from and after the Amendment Effective Date but prior to the Commitment Termination Date, each Lender that has a Revolving Loan Commitment agrees that it will make loans (relative to such Lender, its "LOANS") to the Borrowers equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Loans requested by either of the Borrowers to be made on such day. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount.

                  (b) Each of the parties hereto acknowledges and agrees that the Existing Loans shall continue as Loans for all purposes under this Agreement and the Loan Documents, with each Lender's share of the Loans being set forth opposite its name on SCHEDULE II hereto or set forth in a Lender Assignment Agreement, as such amount may be adjusted from time to time pursuant to the terms hereof.

         SECTION 2.1.2. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring from and after the Amendment Effective Date but prior to the Commitment Termination Date, the relevant Issuer agrees that it will

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "LETTER OF CREDIT") for the account of the applicable Borrower or any Subsidiary Guarantor in the Stated Amount requested by such Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

No Stated Expiry Date shall extend beyond the earlier of (i) the Commitment Termination Date and (ii) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount.

         SECTION 2.1.3. ASSIGNMENT AND REALLOCATION OF EXISTING LOANS AND COMMITMENTS. On the Amendment Effective Date, each Existing Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Lender, and each such Lender hereby irrevocably purchases from such Existing Lender, a portion of the rights and obligations of such Existing Lender under the Existing Credit Agreement and each other Loan Document in respect of such Existing Lender's Existing Loans and Commitments under (and as defined in) the Existing Credit Agreement, including participating interests in Letter of Credit Outstandings under (and as defined in) the Existing Credit Agreement, such that, after giving effect to the foregoing assignment and delegation, each Lender's Percentages of the Commitments and portion of the Existing Loans will be as set forth opposite such Person's name on SCHEDULE II hereto.

                  (a) Each Existing Lender hereby represents and warrants to each Lender that, immediately before giving effect to the provisions of this Section, (i) such Existing Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Existing Loans being assigned to each Lender as set forth above; and
         (ii) such rights and obligations being assigned and sold by such Existing Lender are free and clear of any adverse claim or encumbrance created by such Existing Lender.

                  (b) Each of the Lenders hereby acknowledges and agrees that
         (i) other than the representations and warranties contained above, no Existing Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement, the Existing Credit Agreement or any other Loan Document or (B) the financial condition of any Obligor or the performance by any Obligor of the Obligations; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Agreement, independently and without reliance upon the Administrative Agent or any other Lender.

                  (c) Each Borrower, each of the Existing Lenders and the Administrative Agent also agree that each of the Lenders shall, as of the Amendment Effective Date, have all of the rights and interests as a Lender in respect of the Commitments and Loans purchased and assumed or retained by it, to the extent of the rights and obligations so purchased and assumed or retained by it.

                  (d) Each Lender which is purchasing any portion of the Existing Loans shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it and the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders which are making sales and assignments in the amount of the portions so sold and assigned.

         SECTION 2.2. REDUCTION OF THE COMMITMENT AMOUNTS. The Commitment Amounts are subject to reduction from time to time as set forth below.

         SECTION 2.2.1. OPTIONAL. The Borrowers may, from time to time on any Business Day occurring after the Amendment Effective Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrowers; PROVIDED that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.2.2. MANDATORY. The Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date that Loans are required to be prepaid with any Net Equity Proceeds, Net Disposition Proceeds or Net Casualty Proceeds in an amount equal to the amount by which Loans are required to be prepaid.

         SECTION 2.3. BORROWING PROCEDURES. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day, either Borrower may from time to time irrevocably request, on such Business Day in the case of Base Rate Loans, or on not less than three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $250,000, in the case of Base Rate Loans, in a minimum amount of $250,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. on such Business Day, each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, either Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $100,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; PROVIDED that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of SECTIONS 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. ISSUANCE PROCEDURES. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m. on a Business Day, either Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by such Borrower and approved by such Issuer, solely for the purposes described in SECTION 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the Commitment Termination Date or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

         SECTION 2.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit, and without further action, each Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the applicable Borrower in accordance with
SECTION 2.6.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to SECTION 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of SECTION 3.3.3) and of interest payable pursuant to SECTION 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the applicable Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. DISBURSEMENTS. An Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the applicable Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Loans accruing on such amount) pursuant to SECTION 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the applicable Borrower or a Subsidiary Guarantor).

         SECTION 2.6.3. REIMBURSEMENT. The obligation (a "REIMBURSEMENT OBLIGATION") of the Borrowers under SECTION 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the applicable Borrower to reimburse an Issuer, each Lender's obligation under SECTION 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the applicable Borrower or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the such Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

         SECTION 2.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Default under SECTION 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrowers of their obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the applicable Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the applicable Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Amounts payable by the applicable Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the applicable Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION 2.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. Each Borrower, each other Obligor and, to the extent set forth in SECTION 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION 2.7. REVOLVING NOTES. (a) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a Revolving Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the Revolving Loan Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Revolving Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; PROVIDED that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

         (b) Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this clause, to maintain a register (the "REGISTER") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to SECTION 10.10. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Revolving Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to SECTION 11.10. No assignment or transfer of a Lender's Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative
Agent as provided in this Section.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. REPAYMENTS AND PREPAYMENTS; APPLICATION. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. Each Borrower shall repay in full the unpaid principal amount of each Loan made to such Borrower upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, either Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any of its Loans; PROVIDED that (A) any such prepayment of Loans shall be made PRO RATA among the Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $250,000 and an integral multiple of $100,000.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrowers shall make a mandatory prepayment of their respective Loans and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) Concurrently with the receipt by either Borrower of any Net Equity Proceeds, such Borrower shall make a mandatory prepayment of its Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in SECTION 3.1.2; PROVIDED that no such prepayment shall be required to be made beyond the extent that the amount of Total Debt as reduced by giving effect to such prepayment would result, on a PRO

         FORMA basis, in a Total Debt to EBITDA Ratio of 3.0:1 or less as of the end of the immediately preceding Fiscal Quarter.

                  (d) Concurrently with the receipt by either Borrower or any of its Subsidiary Guarantors of any Net Disposition Proceeds, such Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and, to the extent the amount of such Net Disposition Proceeds with respect to any single transaction or series of related transactions exceeds $50,000 (up to a maximum aggregate amount equal to $250,000 in any Fiscal Year), make a mandatory prepayment of its Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in SECTION 3.1.2; PROVIDED that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if such Borrower informs the Administrative Agent no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Subsidiary Guarantor's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to
         SECTION 7.2.1 (including by way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans as set forth in SECTION 3.1.2.

                  (e) Concurrently with the receipt by either Borrower or any of its Subsidiary Guarantors of any Net Casualty Proceeds, such Borrower shall make a mandatory prepayment of its Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in
         SECTION 3.1.2; PROVIDED that no mandatory prepayment on account of Net Casualty Proceeds shall be required under this clause if such Borrower informs the Administrative Agent no later than 30 days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds of its or its Subsidiary Guarantor's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to
         SECTION 7.2.1 (including by way of merger or Investment) and in fact uses such Net Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Net Casualty Proceeds, with the amount of such Net Casualty Proceeds unused after such 365 day period being applied to the Loans as set forth in SECTION 3.1.2; PROVIDED FURTHER, HOWEVER, that at any time when any Event of Default shall have occurred and be continuing or Net Casualty Proceeds not applied as provided above shall exceed $1,000,000, such Net Casualty Proceeds will be deposited in an account maintained with the Administrative Agent (over which the Administrative Agent has sole dominion and control) for disbursement at the request of such Borrower to pay for such rebuilding, replacement or acquisition.

                  (f) No later than five Business Days following the delivery by the Borrowers of their annual audited financial reports required pursuant to CLAUSE (b) of SECTION 7.1.1 (beginning with the financial reports delivered in respect of the 2001 Fiscal Year), the Borrowers shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of its Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in SECTION 3.1.2; PROVIDED that no such prepayment shall be required to be made beyond the extent that the amount of Total Debt as reduced by giving effect to such prepayment would result, on a PRO FORMA basis, in a Total Debt to EBITDA Ratio of 3.0:1 or less as of the end of the immediately preceding Fiscal Quarter.

                  (g) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, such Borrower shall repay all of its Loans pursuant to this Agreement, unless, pursuant to SECTION 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid by the applicable Borrower).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

         SECTION 3.1.2. APPLICATION. Amounts prepaid pursuant to SECTION 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to CLAUSE (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base Rate Loans, and SECOND, subject to the terms of
         SECTION 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of the Loans made pursuant to CLAUSES (c),
         (d) and (e) of SECTION 3.1.1 shall result in a corresponding reduction of the Revolving Loan Commitment Amount in accordance with SECTION 2.2.2.

         SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of either Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of overdue principal on any Loan, the rate of interest that otherwise would be applicable to such Loan PLUS 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate PLUS 2% per annum.

         SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. FEES. The Borrowers agree to pay the fees applicable to items set forth below. All such fees shall be non-refundable.

         SECTION 3.3.1. COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of either Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Amendment Effective Date and continuing through the Commitment Termination Date, a commitment fee in an amount per annum equal to 0.50% of such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Commitment Termination Date.

         SECTION 3.3.2. FEE LETTER FEES. The Borrowers agree to pay to the Administrative Agent, for its own account and for the account of each Lender, as applicable, the fees in the amounts and on the dates set forth in the Fee Letter and the Amendment Fee Letter.

         SECTION 3.3.3. LETTER OF CREDIT FEE. The Borrowers agree to pay to the Administrative Agent, for the PRO RATA account of the applicable Issuer and each Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Commitment Termination Date. The Borrowers further agree to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Commitment Termination Date an issuance fee as specified in the Fee Letter or as otherwise agreed to by the Borrowers and such Issuer.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the

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Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. Each Borrower agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by SECTIONS 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                                     -41-
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                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         ARTICLE III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

         SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the applicable Borrower, such shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding such Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. TAXES. Each Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrowers and each other Obligor under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent such Taxes are imposed by law. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by the

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         Borrowers or any Obligor to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to CLAUSE (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the applicable Borrower shall withhold the full
                  amount of such Taxes from such payment (as increased pursuant to CLAUSE (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, each Borrower and each other Obligor shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the applicable Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to CLAUSE (f), the Borrowers shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, each Borrower shall pay its portion of such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (PROVIDED that no Secured Party shall be under any obligation to provide any such notice to the Borrowers). In addition, the Borrowers shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of either Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to CLAUSE (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of such Borrower provided in this

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         clause shall constitute a payment in respect of which the provisions of CLAUSE (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of either Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to such Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in CLAUSE
         (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "EXEMPTION CERTIFICATE") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrowers shall not be obligated to pay any additional amounts to any Lender pursuant to CLAUSE (a)(i), or to indemnify any Lender pursuant to CLAUSE (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to each Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to CLAUSE
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; PROVIDED that the Borrowers shall be severally and not jointly obligated to pay additional amounts to any such Lender pursuant to CLAUSE (a)(i), and to indemnify any such Lender pursuant to CLAUSE (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of either Borrower or
         (iii) the obligation to pay any additional amounts to any

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         such Lender pursuant to CLAUSE (a)(i) or to indemnify any such Lender pursuant to CLAUSE (D) is with respect to an assignee Lender that becomes a Lender as a result of an assignment made at the request of either Borrower.

         SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the PRO RATA account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the applicable Borrower; PROVIDED that failure by the Administrative Agent to provide such notice shall not excuse any required payments. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by CLAUSE (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. SHARING OF PAYMENTS. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5 or 4.6) in excess of its PRO RATA share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; PROVIDED that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party TO (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Secured Party were

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the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. SETOFF. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in CLAUSES (a) through (d) of
SECTION 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; PROVIDED that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Secured Party agrees promptly to notify the applicable Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

                                    ARTICLE V
           CONDITIONS TO EFFECTIVENESS AND TO FUTURE CREDIT EXTENSIONS

         SECTION 5.1. EFFECTIVENESS. The amendment and restatement of the Existing Credit Agreement and the obligations of the Lenders to continue Existing Loans as Loans and to make Credit Extensions under this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

         SECTION 5.1.1. RESOLUTIONS, ETC. The Administrative Agent shall have received from each Borrower, Holdings and Parent, as applicable, a certificate, dated the Amendment Effective Date, duly executed and delivered by such Obligor's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Obligor's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Obligor; and

                  (c) the full force and validity of each Organic Document of such Obligor and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Obligor canceling or amending the prior certificate of such Obligor.

         SECTION 5.1.2. DELIVERY OF REVOLVING NOTES. The Administrative Agent shall have received, for the account of each Lender that has requested a Revolving Note, such Lender's Revolving Notes, duly executed and delivered by an Authorized Officer of each Borrower.

         SECTION 5.1.3. SOLVENCY, ETC. The Administrative Agent shall have received a solvency certificate, dated the Amendment Effective Date, duly executed and delivered by the chief financial or accounting Authorized Officer of each Borrower, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.4. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from

                  (a) Nossaman, Guthner, Knox & Elliot, LLP, special counsel to the Obligors, in form and substance satisfactory to the Administrative Agent;

                  (b) Vinson & Elkins, L.L.P., New York counsel to the Obligors, in form and substance satisfactory to the Administrative Agent; and

                  (c) Vinson & Elkins, L.L.P., UK counsel to the UK Borrower, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.5. ISSUANCE OF HOLDINGS NOTES. The Administrative Agent shall have received evidence satisfactory to it that Holdings has received at least $150,000,000 of gross proceeds from the issuance of the Holdings Notes and that such proceeds have been or will be applied to (a) the repayment in full and cancellation of Indebtedness of United Surgical Partners Europe, S.L. and its Subsidiaries in an amount not to exceed $33,600,000, (b) the repayment in full and cancellation of the WCAS Debt, (c) the repayment of outstanding Loans in an amount not to exceed $46,300,000, (d) a loan to Parent in an amount not to exceed $21,500,000, (e) general corporate purposes of Holdings and (f) the payment of up to $6,000,000 of related fees and expenses.

         SECTION 5.1.6. AFFIRMATION AND ACKNOWLEDGMENT. The Administrative Agent shall have received the Affirmation and Acknowledgment, dated as of the Amendment Effective Date, duly executed and delivered by an Authorized Officer of each Obligor.

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         SECTION 5.1.7. SUPPLEMENT TO US BORROWER PLEDGE AND SECURITY AGREEMENT.
The Administrative Agent shall have received a supplement to the US Borrower Pledge and Security Agreement, duly executed and delivered by an Authorized Officer of the US Borrower, together with:

                  (a) certificates evidencing all of the issued and outstanding Equity Interests (other than Restricted Subsidiaries) owned by the US Borrower in its Subsidiaries formed since the Closing Date, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Equity Interests are uncertificated Equity Interests, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests; and

                  (b) all Intercompany Notes (as defined in the US Borrower Pledge and Security Agreement), if any, evidencing Indebtedness payable to the US Borrower duly endorsed to the order of the Administrative Agent, together with Filing Statements (or similar instruments) in respect of such Intercompany Notes executed by the US Borrower to be filed in such jurisdictions as the Administrative Agent may reasonably request.

         SECTION 5.1.8. SUPPLEMENT TO US SUBSIDIARY GUARANTY. The Administrative Agent shall have received a supplement to the US Subsidiary Guaranty, duly executed and delivered by an Authorized Officer of each new US Subsidiary Guarantor formed since the Closing Date.

         SECTION 5.1.9. SUPPLEMENT TO US SUBSIDIARY PLEDGE AND SECURITY AGREEMENT. The Administrative Agent shall have received a supplement to the US Subsidiary Pledge and Security Agreement, duly executed and delivered by an Authorized Officer of each new US Subsidiary Guarantor formed since the Closing Date, together with:

                  (a) certificates evidencing all of the issued and outstanding Equity Interests owned by such Subsidiary Guarantor in its Subsidiaries (other than Restricted Subsidiaries), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Equity Interests are uncertificated Equity Interests, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;

                  (b) all Intercompany Notes (as defined in the US Subsidiary Pledge and Security Agreement), if any, evidencing Indebtedness payable to such Subsidiary Guarantor duly endorsed to the order of the Administrative Agent, together with Filing Statements (or

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         similar instruments) in respect of such Intercompany Notes executed by such Subsidiary Guarantor to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

                  (c) executed copies of Filing Statements naming each such Subsidiary Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the US Subsidiary Pledge and Security Agreement.

         SECTION 5.1.10. CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and, if then invoiced, 11.3.

         SECTION 5.2. CREDIT EXTENSIONS. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b)  no Default shall have then occurred and be continuing.

         SECTION 5.2.2. CREDIT EXTENSION REQUEST, ETC. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by either Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
SECTION 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and

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substance to the Administrative Agent and its counsel, and the Administrative
Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

         SECTION 5.3. AVAILABILITY OF ADDITIONAL LOANS AND BORROWINGS BY THE UK BORROWER. The availability of the increase in the Revolving Loan Commitment Amount and the obligation of each Lender and each Issuer to make Credit Extensions to the UK Borrower in excess of $20,000,000 shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.3.

         SECTION 5.3.1. UK BORROWER PLEDGE AND SECURITY AGREEMENT. The Administrative Agent shall have received the UK Borrower Pledge and Security Agreement, duly executed and delivered by an Authorized Officer of the UK Borrower, together with:

                  (a) certificates evidencing all of the issued and outstanding Equity Interests owned by the UK Borrower in its Subsidiaries (other than Global Healthcare and any other Restricted Entity), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Equity Interests are uncertificated Equity Interests, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with all laws applicable to the perfection of the pledge of such Equity Interests;

                  (b) all Intercompany Notes (as defined in the UK Borrower Pledge and Security Agreement), if any, evidencing Indebtedness payable to the UK Borrower duly endorsed to the order of the Administrative Agent, together with Filing Statements (or similar instruments) in respect of such Intercompany Notes executed by the UK Borrower to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

                  (c) executed Foreign Pledge Supplements required in connection with the foregoing or other similar instruments or documents to be filed in the applicable jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the UK Borrower Pledge and Security Agreement, together with copies of all filings required to be delivered in connection therewith.

The Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, in the collateral described above is a first priority (or local equivalent thereof) security interest, and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

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         SECTION 5.3.2. USP INTERNATIONAL GUARANTY AND PLEDGE AGREEMENT. The
Administrative Agent shall have received the USP International Guaranty and Pledge Agreement, duly executed and delivered by an Authorized Officer of USP International, together with

                  (a) certificates evidencing all of the issued and outstanding Equity Interests of the UK Borrower, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank; and

                  (b) executed Foreign Pledge Supplements or other similar instruments or documents to be filed in the applicable jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the USP International Guaranty and Pledge Agreement.

The Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, in the collateral described above is a first priority (or local equivalent thereof) security interest, and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION 5.3.3. FOREIGN SUBSIDIARY GUARANTY. The Administrative Agent shall have received the Foreign Subsidiary Guaranty, duly executed and delivered by an Authorized Officer of each Foreign Subsidiary Guarantor.

         SECTION 5.3.4. FOREIGN SUBSIDIARY PLEDGE AND SECURITY AGREEMENT. The Administrative Agent shall have received the Foreign Subsidiary Pledge and Security Agreement, duly executed and delivered by an Authorized Officer of each Foreign Subsidiary Guarantor, together with:

                  (a) certificates evidencing all of the issued and outstanding Equity Interests owned by each Foreign Subsidiary Guarantor in its Subsidiaries (other than Restricted Entities), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Equity Interests are uncertificated Equity Interests, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;

                  (b) all Intercompany Notes (as defined in the Foreign Subsidiary Pledge and Security Agreement), if any, evidencing Indebtedness payable to each Foreign Subsidiary Guarantor duly endorsed to the order of the Administrative Agent, together with Filing Statements (or similar instruments) in respect of such Intercompany Notes executed by each Foreign Subsidiary Guarantor to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

                  (c) executed Foreign Pledge Supplements or other similar instruments or documents to be filed in the applicable jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the Foreign Subsidiary Pledge and Security Agreement.

The Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, in the collateral described above is a first priority (or local equivalent thereof) security interest, and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION 5.3.5. MORTGAGES. The Administrative Agent shall have received counterparts of each of the Mortgages applicable to Foreign Subsidiary Guarantors, duly executed and delivered by an Authorized Officer of each Foreign Subsidiary Guarantor, together with

                  (a) satisfactory arrangements for the completion of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby; and

                  (b) such other approvals, opinions, or documents as the Agents may reasonably request including consents and estoppel agreements from landlords, to the extent then available, a current survey of each property purported to be covered by a Mortgage in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.3.6. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, addressed to the Administrative Agent and all Lenders, with respect to the documents and matters set forth in this SECTION 5.3, each in form and substance, and from counsel, satisfactory to the Administrative Agent.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement, continue the Existing Loans as Loans hereunder and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. ORGANIZATION, ETC. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene or result in a default under any (i) Obligor's Organic Documents, (ii) contractual restriction binding on or affecting any Obligor, (iii) court decree or order binding on or affecting any Obligor or (iv) law or governmental regulation binding on or affecting any Obligor; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Amendment Effective Date will be, in full force and effect, and other than those filings required to be made after the Amendment Effective Date) is required for the delivery or performance by any Obligor of any Loan Document to which it is a party. Neither Borrower nor any of their Consolidated Entities is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. VALIDITY, ETC. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. FINANCIAL INFORMATION. The financial statements of the US Borrower and its Consolidated Entities furnished to the Administrative Agent and each Lender pursuant to clause (a) of Section 5.1.12 of the Existing Credit Agreement were prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each Borrower and its Consolidated Entities furnished pursuant to SECTION 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to clause (a) of

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Section 5.1.12 of the Existing Credit Agreement, and in each case do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the condition (financial or otherwise), results of operations, assets, business, properties or prospects of either Borrower or the Borrowers and their Consolidated Entities, taken as a whole, since December 31, 2000.

         SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrowers or any of their Consolidated Entities, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in ITEM 6.7 of the Disclosure Schedule, affecting any Obligor or any of its properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in ITEM 6.7; or

                   (b) which purports to affect the legality, validity or enforceability of any Loan Document.

         SECTION 6.8. SUBSIDIARIES. Neither Borrower has any Subsidiaries, except those Subsidiaries which are identified in ITEM 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with SECTIONS 7.2.5 or 7.2.10. ITEM 6.8 of the Disclosure Schedule sets forth each Consolidated Entity, Non-Consolidated Entity, Operating Entity and Restricted Entities.

         SECTION 6.9. OWNERSHIP OF PROPERTIES. Each Borrower and each of its Consolidated Entities owns (a) in the case of owned real property, good fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to SECTION 7.2.3.

         SECTION 6.10. TAXES. Each Borrower and each of its Consolidated Entities has filed all tax returns and reports required by law to have been filed by it and has paid all material Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. PENSION AND WELFARE PLANS. Except as disclosed in ITEM
6.11 of the Disclosure Schedule, during the twelve-consecutive-month period prior to the Amendment

Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by either Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 of the Disclosure Schedule, neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by either Borrower or any of its Consolidated Entities have been, and continue to be, owned or leased by such Borrower and its Consolidated Entities in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by either Borrower or any of its Consolidated Entities with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrowers or any of their Consolidated Entities regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by either Borrower or any of its Consolidated Entities that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) each Borrower and its Consolidated Entities have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

                  (e) no property now or previously owned or leased by either Borrower or any of its Consolidated Entities is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by either Borrower or any of its Consolidated Entities that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) neither Borrower nor any Consolidated Entity has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against such Borrower or such Consolidated Entity for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by either Borrower or any Consolidated Entity that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by either Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

         SECTION 6.13. ACCURACY OF INFORMATION. The factual information heretofore or contemporaneously furnished in writing to the Agents by or on behalf of any Obligor, taken as a whole, in connection with any Loan Document or any transaction contemplated hereby does not contain any untrue statement of a material fact, or omits to state any fact necessary to make any material statement contained therein not misleading in any material respect, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any fact necessary to make any material information contained therein not misleading in any material respect on the date as of which such information is dated or certified.

         SECTION 6.14. REGULATIONS T, U AND X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulations T, U or X. Terms for which meanings are provided in F.R.S. Board Regulations T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. ABSENCE OF ANY UNDISCLOSED LIABILITIES. As of the Amendment Effective Date, there are no material liabilities of any Obligor of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements or those liabilities that have been disclosed to the Administrative Agent prior to the Amendment Effective Date.

         SECTION 6.16. ISSUANCE OF SUBORDINATED DEBT; STATUS OF OBLIGATIONS AS SENIOR INDEBTEDNESS, ETC. The Borrowers and their Consolidated Entities, as applicable, have the power and authority to incur the Subordinated Debt as provided for under the Sub Debt Documents applicable thereto and have duly authorized, executed and delivered the Sub Debt Documents applicable to such Subordinated Debt. The Borrowers and their Consolidated Entities, as applicable, have issued, pursuant to due authorization, the Subordinated Debt under the applicable Sub Debt Documents, and such Sub Debt Documents constitute the legal, valid and binding obligations of the Borrowers and their Consolidated Entities, as applicable, enforceable against the Borrowers and their Consolidated Entities, as applicable, in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The subordination provisions of the Subordinated Debt contained in the Sub Debt Documents are enforceable against the holders of the Subordinated Debt by the holder of any "Designated Senior Indebtedness" or similar term referring to the Obligations (as defined in the Sub Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Designated Senior Indebtedness" or similar term relating to the Obligations (as defined in the Sub Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by the Sub Debt Documents. The Borrowers acknowledge that the Administrative Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Sub Debt Documents.


                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. AFFIRMATIVE COVENANTS. Each Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Consolidated Entities to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrowers will furnish to the Administrative Agent, for distribution to each Lender, copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, (i) unaudited consolidated and consolidating balance sheets of the Borrowers and their Consolidated Entities as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrowers and their Consolidated Entities for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, (ii) unaudited consolidated and consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash flow of Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous
         Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, in the case of each of CLAUSES
         (i) and (ii) certified as presenting fairly the consolidated financial condition of the Persons covered thereby by the chief financial or accounting Authorized Officer of each Borrower, and
         (iii) copies of the monthly facility reports prepared during such Fiscal Quarter;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrowers and their Consolidated Entities, and the related consolidated statements of income and cash flow of the Borrowers and their Consolidated Entities for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent, which shall include a calculation of the financial covenants set forth in SECTION 7.2.4 and a statement by such accountants that, in performing the examination necessary to deliver the audited financial statements of the Borrowers, no knowledge was obtained of any Event of Default;

                  (c) concurrently with the delivery of the financial information pursuant to CLAUSES (A) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of each Borrower, showing compliance with the financial covenants set forth in SECTION 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrowers or an Obligor has taken or proposes to take with respect thereto);

                  (d) as soon as possible and in any event within three days after either Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the applicable Borrower setting forth details of such Default and the action which such Borrower or such Obligor has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three days after either Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in ITEM
         6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in

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         SECTION 6.7, notice thereof and, to the extent the Administrative
         Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly upon receipt thereof, copies of all "management letters" submitted to either Borrower or any other Obligor by the independent public accountants referred to in CLAUSE (B) in connection with each audit made by such accountants;

                  (i) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt, copies of such notice or report; and

                  (j) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each of its Consolidated Entities to, preserve and maintain its legal existence (except as otherwise permitted by SECTION 7.2.10), and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon such Borrower or its Consolidated Entities or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Borrower or its Consolidated Entities, as applicable.

         SECTION 7.1.3. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Consolidated Entities to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by such Borrower and its Consolidated Entities may be properly conducted at all times, unless such

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Borrower or such Consolidated Entity determines in good faith that the continued
maintenance of such property is no longer economically desirable.

         SECTION 7.1.4. INSURANCE. Each Borrower will, and will cause each of its Consolidated Entities to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as such Borrower and its Consolidated Entities; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section that are maintained by the Borrowers and the Subsidiary Guarantors with respect to their operations and assets shall, if requested by the Administrative Agent, (i) name the Administrative Agent on behalf of the Secured Parties as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

         SECTION 7.1.5. BOOKS AND RECORDS. Each Borrower will, and will cause each of its Consolidated Entities to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of its representatives, at reasonable times and intervals upon reasonable notice to such Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers, employees and independent public accountants (and each Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters with each Secured Party and its representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The applicable Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights, with respect to such Borrower, pursuant to this Section.

         SECTION 7.1.6. ENVIRONMENTAL LAW COVENANT. Each Borrower will, and will cause each of its Consolidated Entities to,

                  (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7. USE OF PROCEEDS. Each Borrower has or will apply the proceeds of the Credit Extensions as follows:

                  (a) for working capital and general corporate purposes of the Borrowers and the Subsidiary Guarantors, including Investments permitted by this Agreement; and

                  (b) for issuing Letters of Credit for the account of the Borrowers and the Subsidiary Guarantors.

         SECTION 7.1.8. FUTURE GUARANTORS, SECURITY, ETC. Each Borrower will, and will cause each Subsidiary Guarantor to, execute any documents, Filing Statements, agreements (including any guaranty, security and/or pledge agreement) and instruments, and take all further action (including filing Mortgages within 150 days of the acquisition of any real property) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents. Each Borrower will cause any subsequently acquired or organized Wholly-Owned Subsidiary to execute the Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Secured Parties. In addition, from time to time, each Borrower will, and will cause each Subsidiary Guarantor to, at such Borrower's cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrowers and the Subsidiary Guarantors, including real and personal property acquired subsequent to the Amendment Effective Date. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the applicable Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. Notwithstanding the foregoing, (a) the obligation to grant a Mortgage with respect to any real property shall be subject to SECTION 7.1.10, (b) this SECTION 7.1.8 shall not apply to any Subsidiary Guarantor that is an Operating Entity (or which becomes an Operating Entity within six months after the formation or initial acquisition of an Equity Interest in such Subsidiary) and (c) no Subsidiary Guarantor shall be obligated to grant a Lien with respect to any Equity Interest in a partnership, joint venture or limited liability company in which an Equity Interest is also held by a Person that owns or is affiliated with a non-profit hospital.

         SECTION 7.1.9. RATE PROTECTION AGREEMENTS. The Borrowers shall maintain interest rate swap, cap, collar or similar arrangements (including such Indebtedness accruing interest at a fixed rate by its terms) designed to protect the Borrowers against fluctuations in interest rates with respect to at least 50% of the average outstanding amount of the Borrowers' Indebtedness for a period and on terms satisfactory to the Administrative Agent.

         SECTION 7.1.10. DISPOSITIONS OF REAL PROPERTY. The Borrowers shall Dispose of, or cause to be Disposed, the properties listed on ITEM 7.1.10 of the Disclosure Schedule no later than 120 days after the Amendment Effective Date or, if not Disposed of by such time, the Borrowers shall deliver to the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, counterparts of a Mortgage relating to each such property, each dated as of the date of such delivery, duly executed by the applicable Borrower or the applicable Subsidiary Guarantor, together with (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by SECTION 7.2.3, against the properties purported to be covered thereby and (b) such other approvals, opinions or documents as the Agents may reasonably request.

         SECTION 7.1.11. RESTRICTED ENTITY ACKNOWLEDGMENTS. The Borrowers shall use commercially reasonable efforts to, no later than 90 days after the Amendment Effective Date, have an acknowledgment in form and substance reasonably satisfactory to the Administrative Agent executed by each holder of Equity Interests of each Restricted Entity (other than any Obligor) with respect to the restriction on the ability to pledge the Equity Interests of such Restricted Entity and the agreement of such holder not to consent to the pledge by any Obligor of its Equity Interests in such Restricted Entity.

         SECTION 7.1.12. FOREIGN COLLATERAL. The Borrowers shall provide, or cause to be provided, to the Administrative Agent (a) no later than January 31, 2002, the pledge of the Equity Interests required pursuant to Section 5.3, and
(b) no later than February 28, 2002, all other collateral required pursuant to, and fulfill all other conditions set forth in, Section 5.3.

         SECTION 7.2. NEGATIVE COVENANTS. Each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, such Borrower will, and will cause its Consolidated Entities to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. BUSINESS ACTIVITIES. Neither Borrower will, and will not permit any of their Consolidated Entities to, engage in any business activity except those business activities engaged in on the Closing Date and activities reasonably related thereto.

         SECTION 7.2.2. INDEBTEDNESS. Neither Borrower will, and will not permit any of their Consolidated Entities to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a)  Indebtedness in respect of the Obligations;

                  (b) until the Amendment Effective Date, Indebtedness that is to be repaid in full as further identified in ITEM 7.2.2(b) of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Amendment Effective Date which is identified in ITEM 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Effective Date (as such amount has been reduced following the Effective Date);

                  (d) unsecured Indebtedness (i) incurred in the ordinary course of business of either Borrower and its Consolidated Entities (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Consolidated Entity) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) Indebtedness of any Subsidiary Guarantor owing to either Borrower or any other Subsidiary Guarantor, which Indebtedness shall be either (i) evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, or (ii) reflected in an open account on the books and records of such Person, and shall, in each case, not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (PROVIDED that only the amount repaid in part shall be discharged);

                  (f) unsecured subordinated Indebtedness (not evidenced by a note or other instrument) of either Borrower owing to a Subsidiary so long as the agreement pursuant to which such Indebtedness was incurred contains subordination provisions and other terms which are reasonably satisfactory in all respects to the Administrative Agent;

                  (g) Indebtedness in respect of the Subordinated Intercompany Notes and the Holdings Notes Guaranties, and refinancings of such Subordinated Debt which continue to satisfy the terms of the definition of "Subordinated Debt";

                  (h) Indebtedness consisting of obligations of the Borrowers to Operating Entities in connection with any cash management system operated by the Borrowers in the ordinary course of business under which the Borrowers receive and hold cash that belongs to such Operating Entities pending disbursement of such cash to or for the benefit of the respective Operating Entities;

                  (i) other Indebtedness of the Borrowers and their Consolidated Entities in an aggregate amount at any time outstanding not to exceed the greater of (i) $35,000,000 and (ii) an amount equal to 1.25 multiplied by the amount of EBITDA (plus amounts attributable to Minority Interests) of the Borrowers and their Consolidated Entities for the four Fiscal Quarters for which the most recent Compliance Certificate was delivered to the Administrative Agent by the Borrowers pursuant to CLAUSE (c) of SECTION 7.1.1; PROVIDED that such Indebtedness shall, if payable to either Borrower or a Subsidiary Guarantor, be either (A) evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, or (B) reflected in an open account on the books and records of such Person, and shall, in each case, not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (PROVIDED that only the amount repaid in part shall be discharged);

PROVIDED that no Indebtedness otherwise permitted by CLAUSES (c), (e), (g) or
(i) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. LIENS. Neither Borrower will, and will not permit any of their Consolidated Entities to, create, incur, assume or permit to exist any Lien upon any of its property (including Equity Interests of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a)  Liens securing payment of the Obligations;

                  (b) until the Amendment Effective Date, Liens securing payment of Indebtedness of the type described in CLAUSE (b) of
         SECTION 7.2.2;

                  (c) Liens existing as of the Amendment Effective Date and disclosed in ITEM 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in CLAUSE (c) of SECTION 7.2.2, and refinancings of such Indebtedness; PROVIDED that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (d) Liens securing Indebtedness of the type permitted under CLAUSE (i) of SECTION 7.2.2; PROVIDED that (i) such Lien is granted within 60 days after such Indebtedness is incurred and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (g) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under SECTION 8.1.6;

                  (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; and

                  (i) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.2.4. FINANCIAL CONDITION AND OPERATIONS. Neither Borrower will permit any of the events set forth below to occur.

                  (a) Neither Borrower will permit the Total Debt to EBITDA Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

                                                              Total Debt
                         Fiscal Quarter                    to EBITDA Ratio
                         --------------                    ---------------
                  June 30 , 2001                                4.50:1
                  September 30, 2001                            4.50:1
                  December 31, 2001                             4.50:1
                  March 31, 2002                                4.50:1
                  June 30, 2002                                 4.50:1
                  September 30, 2002                            4.50:1
                  December 31, 2002                             4.25:1
                  March 31, 2003                                 4.251
                  June 20, 2003 and each Fiscal                 4.00:1
                  Quarter thereafter

                  (b) Neither Borrower will permit the Senior Debt to EBITDA Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

                                                             Senior Debt
                         Fiscal Quarter                    to Ebitda Ratio
                         --------------                    ---------------
                  June 30, 2001                                3.00:1
                  September 30, 2001                           3.00:1
                  December 31, 2001                            2.75:1
                  March 31, 2002                               2.75:1
                  June 30, 2002                                2.75:1
                  September 30, 2002                           2.75:1
                  December 31, 2002 and each Fiscal            2.50:1
                  Quarter thereafter

                  (c) Neither Borrower will permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter:

                                                            Fixed Charge
                          Fiscal Quarter                   Coverage Ratio
                          --------------                   --------------
                  June 30, 2001                                1.00:1
                  September 30, 2001                           1.10:1
                  December 31, 2001                            1.25:1
                  March 31, 2002                               1.25:1
                  June 30, 2002                                1.25:1
                  September 30, 2002                           1.25:1
                  December 31, 2002 and each Fiscal            1.50:1
                  Quarter thereafter

                  (d) Neither Borrower will permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter:

                                                              Interest
                          Fiscal Quarter                   Coverage Ratio
                          --------------                   --------------
                  June 30, 2001                                1.85:1
                  September 30, 2001                           1.85:1
                  December 31, 2001                            2.25:1
                  March 31, 2002                               2.25:1
                  June 30, 2002                                2.25:1
                  September 30, 2002                           2.25:1
                  December 31, 2002 and each Fiscal            2.50:1
                  Quarter thereafter

         SECTION 7.2.5. INVESTMENTS. Neither Borrower will, and will not permit any of their Consolidated Entities to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Amendment Effective Date and identified in ITEM 7.2.5(a) of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments permitted as Capital Expenditures pursuant to SECTION 7.2.7;

                  (e) Investments (i) by either Borrower in any Consolidated Entity, (ii) by any Consolidated Entity in either Borrower or another Consolidated Entity, or (iii) by either Borrower or any Consolidated Entity in any Non-Consolidated Entity to which such Borrower or a Consolidated Entity provides management services and receives a fee therefor and which Non-Consolidated Entity has no restrictions on the payment of dividends or distributions to holders of its Equity Interests; PROVIDED that the aggregate amount of Investments under this CLAUSE (iii) (in addition to any such Investments permitted pursuant to CLAUSE (a) of this SECTION 7.2.5) at any time outstanding shall not exceed $20,000,000 PLUS 50% of the cumulative Net Income received by the Borrowers and their Consolidated Entities (as of the most recent Compliance Certificate delivered pursuant to CLAUSE (c) of SECTION 7.1.1) from and after October 1, 2001;

                  (f) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (g) Investments by way of the acquisition of Equity Interests constituting Permitted Acquisitions not to exceed an aggregate amount in cash (net of any amounts that have been syndicated to other investors) equal to EBITDA of the Borrowers and their Consolidated Entities for the four Fiscal Quarters for which the most recent Compliance Certificate was delivered to the Administrative Agent by the Borrowers pursuant to CLAUSE (c) of SECTION 7.1.1 during any twelve month period following the Closing Date; PROVIDED that (i) no one such Investment shall exceed $15,000,000, (ii) the aggregate amount of such Investments made in Persons which had negative Acquired Person EBITDAM shall not exceed $10,000,000 during the term of this Agreement, (iii) any such Investments shall result in the acquisition of a Wholly-Owned Subsidiary and (iv) upon making such Investments, the provisions of
         SECTION 7.1.8 are complied with;

                  (h) Investments consisting of any deferred portion of the sales price received by either Borrower or any Consolidated Entity in connection with any Disposition permitted under SECTION 7.2.11;

                  (i) Investments constituting Permitted Foreign Investments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement;

                  (j) Investments constituting Indebtedness permitted pursuant to SECTION 7.2.2; and

                  (k) other Investments in an amount not to exceed $1,000,000 over the term of this Agreement;

PROVIDED that

                  (l) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (m) no Investment otherwise permitted by CLAUSES (d), (e)(i),
         (e)(ii), (g), (i), (j) or (l) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6. RESTRICTED PAYMENTS. Neither Borrower will, and will not permit any of their Consolidated Entities to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made (a) by Consolidated Entities to holders of their Equity Interests,
(b) in connection with the repurchase of individual investors' Equity Interests in Operating Entities and (c) so long as no Event of Default has occurred and is continuing, to Holdings and to USP International (for subsequent payment to Holdings) for the payment of interest on the Holdings Notes (PROVIDED that the amount of Restricted Payments permitted by this CLAUSE (c) shall be reduced by the amount of interest paid by the US Borrower and USP International to Holdings with respect to the Subordinated Intercompany Notes).

         SECTION 7.2.7. CAPITAL EXPENDITURES. Neither Borrower will, and will not permit any of their Consolidated Entities to, make or commit to make Capital Expenditures in any Fiscal Year in an aggregate amount in excess of (a) in respect of Maintenance Capital Expenditures, an amount equal to the amount attributable to depreciation of assets in determining Net Income of the Borrowers and their Consolidated Entities for such Fiscal Year and (b) in respect of Capital Expenditures other than Maintenance Capital Expenditures, $12,500,000 in the aggregate during any Fiscal Year.

         SECTION 7.2.8. NO PREPAYMENT OF SUBORDINATED DEBT. Neither Borrower will, and will not permit any of their Consolidated Entities to,

                  (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than the stated, scheduled date for payment of interest set forth in the applicable Sub Debt Documents or as otherwise required thereunder, or (ii) which would violate the terms of this Agreement or the applicable Sub Debt Documents;\

                  (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt other than pursuant to the terms of the applicable Sub Debt Documents; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, neither Borrower nor any of their Consolidated Entities will designate any Indebtedness other than the Obligations as "Designated Senior Indebtedness" (or any analogous term) in any Sub Debt Document.

         SECTION 7.2.9. ISSUANCE OF EQUITY INTERESTS. Neither Borrower will, and will not permit any of their Consolidated Entities to, issue any Equity Interests (whether for value or otherwise) to any Person other than (i) in the case of Consolidated Entities, to either Borrower or a Subsidiary Guarantor, (ii) in the case of either Borrower, if the Net Equity Proceeds from such issuance are applied to prepay the Loans as required by the terms of this Agreement or (iii) in the case of Operating Entities, to physicians in the ordinary course of business.

         SECTION 7.2.10. CONSOLIDATION, MERGER, ETC. Neither Borrower will, and will not permit any of their Consolidated Entities to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

                  (a) any Consolidated Entity may liquidate or dissolve voluntarily into, and may merge with and into, the US Borrower or any of its Consolidated Entities (PROVIDED that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the US Borrower or another Subsidiary Guarantor), and the assets or Equity Interests of any Subsidiary may be purchased or otherwise acquired by the US Borrower or any other Subsidiary (PROVIDED that the assets or Equity Interests of any Subsidiary Guarantor may only be purchased or otherwise acquired by the US Borrower or another Subsidiary Guarantor); PROVIDED that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Equity Interests (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein;

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, either Borrower or any of its Consolidated Entities may (to the extent permitted by CLAUSES (e) or (g) of SECTION 7.2.5) purchase all or substantially all of the assets or Equity Interests of any Person (or any division thereof), or acquire such Person by merger; and

                  (c)  as permitted by SECTION 7.2.11.

         SECTION 7.2.11. PERMITTED DISPOSITIONS. Neither Borrower will, and will not permit any of their Consolidated Entities to, Dispose of any of such Borrower's or such Consolidated Entity's assets (including accounts receivable and Equity Interests of Consolidated Entities) to any Person in one transaction or series of transactions unless such Disposition is (a) inventory or obsolete property Disposed of in the ordinary course of its business, (b) permitted by SECTION 7.2.10, (c) Dispositions of Equity Interests in Operating Entities to physicians in the ordinary course of business or (d) (i) such Disposition is for fair market value and, unless otherwise agreed to by the Administrative Agent, the consideration received shall consist of no less than 80% in cash, (ii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $10,000,000 in any Fiscal Year and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to SECTIONS 3.1.1 and 3.1.2.

         SECTION 7.2.12. MODIFICATION OF CERTAIN AGREEMENTS. Neither Borrower will, and will not permit any of their Consolidated Entities to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Sub Debt Documents, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents less restrictive on the US Borrower;

                  (b) any of the Transaction Documents (as defined in the Existing Credit Agreement).

         SECTION 7.2.13. TRANSACTIONS WITH AFFILIATES. Neither Borrower will, and will not permit any of their Consolidated Entities to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to the applicable Borrower or such Consolidated Entity than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of such Borrower or such Consolidated Entity with a Person that is not one of its Affiliates.

         SECTION 7.2.14. RESTRICTIVE AGREEMENTS, ETC. Neither Borrower will, and will not permit any of their Consolidated Entities to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, other than with respect to Restricted Entities;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Consolidated Entity to make any payments, directly or indirectly, to either Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained in (i) any Loan Document, (ii) the Holdings Notes Indenture or (iii) in the case of CLAUSE (a), any agreement governing any Indebtedness permitted by CLAUSE (i) of SECTION 7.2.2 as to the assets financed with the proceeds of such Indebtedness.

         SECTION 7.2.15. SALE AND LEASEBACK. Neither Borrower will, and will not permit any of their Consolidated Entities to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (other than real property), now owned or hereafter acquired, to a Person and the subsequent lease or rental of such property or other similar property from such Person.

         SECTION 7.2.16. FOREIGN SUBSIDIARIES. Notwithstanding any other provisions of this Agreement to the contrary, the US Borrower will not, and will not permit any of its Consolidated Entities to, organize or acquire any Foreign Subsidiaries.

         SECTION 7.2.17. AMENDMENT OF ORGANIC DOCUMENTS. Neither Borrower will, and will not permit any of their Consolidated Entities to, amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of, any terms or provisions contained in, or applicable to, any Organic Document of such Borrower or such Consolidated Entity if the effect thereof is to impair, or is in any manner adverse to, the rights, interests or obligations of any Secured Party under any Loan Document.

         SECTION 7.2.18. FISCAL YEAR. Neither Borrower will change its Fiscal Year.

         SECTION 7.2.19. LIMITATIONS ON INTERCOMPANY LOANS AND TRANSFERS. Neither Borrower will, and will not permit any of their Consolidated Entities (other than an Unrestricted Subsidiary (as defined in the Holdings Notes Indenture)) to, make any loans or advances, or transfer any of its property or assets, to Parent or any of its Restricted Subsidiaries (as defined in the Holdings Notes Indenture) if the loan, advance or transfer would contravene such Borrower's or

Consolidated Entity's Organic Documents or any agreement relating to Indebtedness of such Person.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Article shall constitute an "EVENT OF DEFAULT".

         SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. Either Borrower shall default in the payment or prepayment when due of

                  (a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to
         SECTION 2.6.4; or

                  (b) any interest on any Loan or any fee described in ARTICLE III or any other monetary Obligation, and such default shall continue unremedied for a period of four days after such amount was due.

         SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Either Borrower shall default in the due performance or observance of any of its obligations under SECTION 7.1.1, SECTION 7.1.7 or SECTION 7.2, or any Obligor shall default in the due performance or observance of its obligations under Article IV of the Subsidiary Guaranty or Article IV of a Pledge Agreement.

         SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender.

         SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of any Obligor having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall

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continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money individually or in the aggregate in excess of $1,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by either Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. CHANGE IN CONTROL. Any Change in Control shall occur.

         SECTION 8.1.9.  BANKRUPTCY, INSOLVENCY, ETC.  Any Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; PROVIDED that each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant

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         proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by either Borrower, any Consolidated Entity or any Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower, such Consolidated Entity or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; PROVIDED that each Borrower, each Consolidated Entity and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. FAILURE OF SUBORDINATION. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuer in writing, the subordination provisions relating to any Subordinated Debt (the "SUBORDINATION PROVISIONS") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuer in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or either Borrower or any of their Consolidated Entities shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuer or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.1.12. PARENT TOTAL DEBT TO PARENT TOTAL CAPITALIZATION RATIO. The Parent Total Debt to Parent Total Capitalization Ratio shall exceed 0.60:1, and such default shall continue unremedied for a period of 30 days.

         SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to either Borrower shall occur, the Commitments (if not

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theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash
Collateralize all Letter of Credit Outstandings.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to either Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings; PROVIDED that if less than the total principal amount of all Loans and other Obligations are declared to be due and payable, the amount so declared due and payable shall be allocated PRO RATA between the Borrowers in accordance with their respective Borrowings.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. ACTIONS. Each Lender hereby appoints CSFB as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, PRO RATA according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document, (including attorneys' fees), and as to which the Administrative Agent is not reimbursed by a Borrower; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's

                                     -76-
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gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of a Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. EXCULPATION. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. SUCCESSOR. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders,

                                     -77-
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appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; PROVIDED that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and SECTION 11.3 and SECTION 11.4 shall continue to inure to its benefit.

         SECTION 9.5. CREDIT EXTENSIONS BY CSFB. CSFB shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Revolving Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. CSFB and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Consolidated Entity or Affiliate of either Borrower as if CSFB were not the Administrative Agent hereunder.

         SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of each Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the applicable Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other

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communications received by the Administrative Agent from either Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 9.8. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and either Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.9. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from any Lender or either Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to SECTION 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

         SECTION 9.10. SYNDICATION AGENT AND DOCUMENTATION AGENT. The Lenders identified on the signature pages of this Agreement as the "Syndication Agent" and the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified as the "Syndication Agent" and the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lenders

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so identified as the "Syndication Agent" and as the "Documentation Agent" in
deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                    ARTICLE X
                              US BORROWER GUARANTY

         SECTION 10.1. GUARANTY. The US Borrower hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the UK Borrower now or hereafter existing under this Agreement and each other Loan Document to which the UK Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
         Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(z), and the operation of Section 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                  (b) indemnifies and holds harmless each Lender for any and all costs and expenses (including reasonable attorney's fees and expense) incurred by such Lender, in enforcing any rights under this ARTICLE X.

This ARTICLE X constitutes a guaranty of payment when due and not of collection, and the US Borrower specifically agrees that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Obligor (or any other Person) before or as a condition to the obligations of the US Borrower hereunder.

         SECTION 10.2. ACCELERATION OF OBLIGATIONS HEREUNDER. The US Borrower agrees that, in the event of the dissolution or insolvency of the UK
Borrower, or the inability or failure of the UK Borrower to pay its debts as they become due, or an assignment by the UK Borrower for the benefit of creditors, or the commencement of any case or proceeding in respect of the UK Borrower under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the UK Borrower may not then be due and payable, the US Borrower agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by the UK Borrower if all such Obligations were then due and payable. The foregoing provisions of this SECTION 10.2 shall not be applicable if the dissolution, insolvency or other events described above relate to an Immaterial Subsidiary.

         SECTION 10.3. OBLIGATIONS HEREUNDER ABSOLUTE, ETC. The obligations of the US Borrower under this ARTICLE X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of

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the UK Borrower have been paid in full and all Commitments shall have terminated. The US Borrower guarantees that the Obligations of the UK Borrower will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the US Borrower under this ARTICLE X shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the other provisions of this Agreement or any other Loan Document;

                  (b)  the failure of any Lender

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the UK Borrower or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against the other guarantor of, or Collateral securing, any Obligations of the UK Borrower;

                  (c) any change in the time, manner or place of payment of, or in any term of, all or any of the Obligations of the UK Borrower, or any other extension, compromise or renewal of any Obligation of the UK Borrower;

                  (d) any reduction, limitation, impairment or termination of any Obligation of the UK Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the US Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of the UK Borrower or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the other terms of this Agreement or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender securing any of the Obligations of the UK Borrower; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the UK Borrower, any surety or any guarantor.

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         SECTION 10.4. REINSTATEMENT, ETC. The US Borrower agrees that this
ARTICLE X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of the UK Borrower is rescinded or must otherwise be restored by any Lender upon the insolvency, bankruptcy or reorganization of the UK Borrower or otherwise, all as though such payment had not been made.

         SECTION 10.5. WAIVER, ETC. The US Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the UK Borrower and this ARTICLE X and any requirement that the Administrative Agent and any other Lender protect, secure or perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the UK Borrower or any other Person (including any other guarantor) or entity or any Collateral securing the Obligations of the UK Borrower.

         SECTION 10.6. POSTPONEMENT OF SUBROGATION. The US Borrower agrees that it will not exercise any rights which it may acquire by way of subrogation under this ARTICLE X, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the UK Borrower. Any amount paid to the US Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Lenders and credited and applied against the Obligations of the UK Borrower whether matured or unmatured, in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that if all Obligations of the UK Borrower have been paid in full and all Commitments have been permanently terminated, each Lender agrees that, at the US Borrower's request, the Lenders will execute and deliver to the US Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the US Borrower of an interest in the Obligations of the UK Borrower resulting from such payment by the US Borrower. In furtherance of the foregoing, for so long as any Obligations of the UK Borrower or any Commitments remain outstanding, the US Borrower shall refrain from taking any action or commencing any proceeding against the UK Borrower (or its successors or assigns), whether in connection with a bankruptcy proceeding or otherwise to recover any amounts in respect of payments made under this
ARTICLE X to any Lender.

         SECTION 10.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. Without limiting the generality of SECTION 11.11, any Lender may assign or otherwise transfer (in whole or in part) any Obligation of the UK Borrower held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this ARTICLE X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 11.11 and ARTICLE IX of this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

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         SECTION 11.1. WAIVERS, AMENDMENTS, ETC. The provisions of each Loan
Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; PROVIDED that no such amendment, modification or waiver shall:

                  (a)  modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to SECTION 8.2 and SECTION 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in ARTICLE III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender;

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (f) except as otherwise expressly provided in a Loan Document, release (i) either Borrower from its Obligations under the Loan Documents, Parent from its obligations under the Parent Guaranty and Pledge Agreement, Holdings from its obligations under the Holdings Guaranty and Pledge Agreement or any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or (ii) all or substantially all of the collateral security under the Loan Documents, in each case without the consent of all Lenders; or

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. NOTICES; TIME. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to the applicable Person at its address or facsimile number set forth on SCHEDULE II hereto or set forth in a Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such Person in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

         SECTION 11.3. PAYMENT OF COSTS AND EXPENSES. Each Borrower agrees to pay on demand all expenses of the Agents (including the fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution, delivery and ongoing administration of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

Each Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Revolving Notes. Each

Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the applicable Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Secured Party, each Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of either Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE V not to fund any Credit Extension; PROVIDED that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Equity Interests or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. SURVIVAL. The obligations of the Borrowers under SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under SECTION 9.1, shall in each case survive any assignment from one Lender to another (in the case of SECTIONS 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 11.6. SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. HEADINGS. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 11.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

         SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Agents and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this CLAUSE (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches, if applicable, on a non-PRO RATA basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement (including, if the Eligible Assignee is not a Lender, the completion of the administrative details information attached thereto and the provision of any required tax forms), together with, if requested by the Administrative Agent, a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to CLAUSE (c), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with CLAUSE (D). If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrowers shall be deemed to have given such consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth Business Day.

         (c) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to CLAUSE (b) of
SECTION 2.7. The Register shall be available for inspection by either Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrowers or the Agents, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount of, or an extension of the final Stated Maturity Date of, any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents, Parent from its obligations under the Parent Guaranty and Pledge Agreement, Holdings from its obligations under the Holdings Guaranty and Pledge Agreement or all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document. Subject to CLAUSE (e), each Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and
11.4 to the same extend as if it were a Lender and had acquired its interest by assignment pursuant to CLAUSE (b). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 4.9 as though it were a Lender; PROVIDED such Participant agrees to be subject to SECTION
4.8 as though it were a Lender. Each Lender that sells a participating interest in all or a portion of such Lender's rights and/or obligations under this Agreement to a Participant, shall, as agent of the Borrowers solely for the purpose of this CLAUSE (d) of SECTION 11.10, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

         (e) A Participant shall not be entitled to receive any greater payment under Section SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of CLAUSE (a) of SECTION 4.6 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with CLAUSE
(e) of SECTION 4.6 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 11.11. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with either Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.12. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR EITHER BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 11.13. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         SECTION 11.14. CONFIDENTIALITY. Each of the Lenders, the Issuer and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives) to (a) use any Confidential Information only in connection with participating as a Lender, Issuer or the Administrative Agent hereunder and not for any other purpose and (b) keep confidential any Confidential Information, and in connection therewith comply with its customary procedures for handling confidential information of this nature; PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) as requested or required by any governmental agency or representative thereof, (iii) to counsel and other professional advisors for any of the Lenders, the Issuer or the Administrative Agent, (iv) to any Lender's, the Issuer's or the Administrative Agent's examiners, auditors or accountants, (v) to the Administrative Agent, any other Lender or the Issuer, (vi) by the Administrative Agent, any Lender or the Issuer to an Affiliate of such Person, (vii) in connection with any litigation relating to enforcement of the Loan Documents or (viii) to any assignee Lender or Participant (or prospective assignee Lender or Participant) or to direct contractual counterparties in Rate Protection Agreements entered into in connection with a portion or all of a Lender's rights to receive payments hereunder (or such contractual counterparties' professional advisors); PROVIDED FURTHER that, in the case of the preceding CLAUSE (i), such Lender, the Issuer or the Administrative Agent, as the case may be, shall, to the extent legally permissible, use reasonable efforts to notify the Borrowers of the proposed disclosure as soon as is reasonably practicable under the circumstances at such time.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Authorized Officers as of the day and year first above written.

                                       USP DOMESTIC HOLDINGS, INC.,
                                       as the US Borrower


                                       By: /s/ Mark A. Kopser
                                          ------------------------------------
                                          Title: Chief Financial Officer


                                       USPE HOLDINGS LIMITED,
                                       as the UK Borrower


                                       By: /s/ Mark A. Kopser
                                          ------------------------------------
                                          Title: Chief Financial Officer


                                       CREDIT SUISSE FIRST BOSTON,
                                       as the Administrative Agent and a Lender


                                       By: /s/ William S. Lutkins
                                          ------------------------------------
                                          Title: Vice President


                                       By: /s/ Bill O'Daly
                                          ------------------------------------
                                          Title: Vice President


                                       LEHMAN COMMERCIAL PAPER INC.,
                                       as the Syndication Agent and a Lender


                                       By: /s/ [illegible]
                                          ------------------------------------
                                          Title:

                                       SOCIETE GENERALE,
                                       as the Documentation Agent


                                       By: /s/ Richard Bernal
                                          ------------------------------------
                                          Title: Director
                                                 Corporate Banking

                                       SOCIETE GENERALE FINANCIAL
                                       CORPORATION,
                                       as a Lender


                                       By: /s/ [illegible]
                                          ------------------------------------
                                          Title: Vice President

                                                                    SCHEDULE I

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 6.7.  Litigation.

ITEM 6.8.  Subsidiaries.

ITEM 6.11.  Employee Benefit Plans.

ITEM 6.12.  Environmental Matters.

ITEM 7.1.10.  Properties.

ITEM 7.2.2(b).  Indebtedness to be Paid.

ITEM 7.2.2(c).  Ongoing Indebtedness.

ITEM 7.2.3(c).  Ongoing Liens.

ITEM 7.2.5(a).  Ongoing Investments.

                                                                   SCHEDULE II

                               NOTICE INFORMATION;
                            PERCENTAGES; LIBOR OFFICE

NAME AND NOTICE ADDRESS OF LENDER           LIBOR OFFICE             PERCENTAGE
-----------------------------------  ----------------------------   ------------
Credit Suisse First Boston           Credit Suisse First Boston     43.63636364%
Eleven Madison Avenue                Eleven Madison Avenue
New York, NY 10010                   New York, NY 10010
Attention: Chris Kim
Tel:
Fax:

Lehman Commercial Paper Inc.         Lehman Commercial Paper Inc.
3 World Financial Center             3 World Financial Center
New York, NY 10285                   New York, NY 10285             29.09090909%
Attention: Nancy Wong
Tel: 212-526-6535
Fax: 212-526-7365

Societe Generale Financial           Societe Generale Financial     27.27272727%
Corporation                           Corporation
1221 Avenue of the Americas          1221 Avenue of the Americas
New York, NY 10020                   New York, NY 10020
Attention: Paul Sottnik
Tel: 212-278-6446
Fax: 212-278-7320

BORROWER AND ADMINISTRATIVE
AGENT NOTICE ADDRESS
-----------------------------------  ------------------------------------------
US Borrower:                         USP Domestic Holdings, Inc.
                                     17103 Preston Road, Suite 200 North
                                     Dallas, TX 75248
                                     Attention: Donald E. Steen, CEO
                                     Tel: 972-713-3500
                                     Fax: 972-713-3550

UK Borrower:                         USPE Holdings Limited
                                     [Address]


                                     Attention:
                                     Tel:
                                     Fax:


Administrative Agent:                Credit Suisse First Boston
                                     Eleven Madison Avenue
                                     New York, NY 10010
                                     Attention: Julia Kingsbury
                                     Tel: 212-325-9937
                                     Fax: 212-325-8304
